Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is effective as of March 19, 2010, among Solar Enertech Corp. a Delaware corporation (the “Company”), and Capital Ventures International (the “Holder”).

WHEREAS, the Holder is the holder of that certain Series B Convertible Note, dated as of March 2007 (the “Original Note”); and

 WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder, desires to exchange with the Company, the Original Note for shares of Common Stock and a new Note, as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows (with capitalized terms used here in and not otherwise defined having the meanings set forth in the Original Warrant):

1.            Exchange of the Original Note.  On the terms and subject to the conditions set forth herein, effective as of March 19, 2010 (the “Closing Date”), the Holder hereby sells, assigns, delivers and transfers to the Company all of its right, title and interest in and to the Original Note in exchange for (a) (i) 666,666 shares of the Company’s Common Stock, plus (ii) 283,498 shares of the Company’s Common Stock, which represent such number of shares in respect of accrued but unpaid interest under the Original Note as of the Closing Date, at an issuance price equal to 90% of the 5-day Weighted Average Price (as defined in the Original Note) of the Common Stock ending on the day prior to the Closing Date (collectively, the “Exchange Shares”) and (b) a new Series B-1 Convertible Note in the form attached hereto as Exhibit A (the “Exchange Note”).

2.            Deliveries.   On the date one Business Day following the date hereof, the Company shall deliver to the Holder (a) the Exchange Shares by electronic delivery at the applicable balance account at the Depositary Trust Company (“DTC”) in accordance with the instructions set forth on Schedule A hereto and (b) a duly executed copy of the Exchange Note.

3.            Representations and Warranties

(a)           Mutual Representations and Warranties. Each party hereto hereby makes the following representations and warranties to the other party hereto:

(i)           It is duly organized and validly existing, in good standing under the laws of its jurisdiction of incorporation or organization.

(ii)           (A) It has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and (B) the person who has executed this Agreement on its behalf is duly authorized to do so and thereby bind the party on whose behalf he or she is purporting to act.

(iii)           This Agreement is its valid and binding agreement, enforceable against it in accordance with its terms.

(iv)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (i) its charter, articles or certificate of incorporation, partnership agreement or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is a party or by which it or its properties are bound, (ii) any judgment, decree, order or award or any court, governmental body or arbitrator to which it is subject or (iii) any law, rule or regulation applicable to it.

(b)           Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants and covenants to the Holder that:

(i)           The Exchange Shares and the Exchange Note are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Exchange Shares shall be fully paid and nonassessable with the Holder being entitled to all rights accorded to a holder of Common Stock.  As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of shares of Common Stock issuable upon conversion of the Exchange Note (the “Note Shares”).  Upon conversion in accordance with the Exchange Note, the Note Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The offer and issuance by the Company of the Exchange Shares and Exchange Note is exempt from registration under the Securities Act.

(ii)            The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person, including, without limitation, any other security holders of the Company, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  Except with respect to its share price and stockholders equity and except as has been disclosed in writing to the Holder, the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(iii)           The exchange of the Original Note for the Exchange Shares and Exchange Note is being consummated pursuant to Sections 3(a)(9) and Rule 149 of the Securities Act.  The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement.   None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Exchange Shares under the Securities Act or cause this Exchange to be integrated with prior offerings by the Company for purposes of Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Exchange Shares under the Securities Act or cause this Exchange to be integrated with other offerings.

(iv)           The Company is current in its filings of all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended.  Assuming the accuracy of Holder’s representations and warranties in Section 3(c), to the Company’s knowledge, upon issuance, the Exchange Shares and the Note Shares will be eligible for resale by the Holder to the public under Rule 144 without registration under the Securities Act; provided, however, that if the Company becomes subject to the restrictions under Rule 144(i), the Company shall use its reasonable best efforts to provide for the resale by the holder to the public under Section 4(1) of the Securities Act.

(v)             The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or their agent or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than the terms of this Exchange which will be publicly disclosed pursuant to Section 4(a).    The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

(vi)           The Company and its counsel will concurrently with the execution of this Agreement deliver to its transfer agent any required legal opinions or documentation necessary to effect the delivery of the Exchange Shares to the Holder as required hereby and such Exchange Shares shall be delivered to the Holder no later than by the third (3rd) trading date from the date hereof.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with the issuance of the Exchange Shares hereunder.

(c)           Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to the Company that the Holder: (i) is the sole legal and  beneficial owner of the Original Note and the Original Warrant free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, (ii) is an “accredited investor” (as defined in Regulation D under the Act) and is acquiring the Exchange Shares for its own account and not with a view to any distribution thereof except in compliance with the Securities Act; (iii) is not an "affiliate" of the Company (as defined in Rule 144), (iv) has made all investigations that it deems necessary or desirable in connection with the transactions contemplated by this Agreement and has had an opportunity to ask questions of and receive answers from the Company, (v) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchange Shares and the Exchange Note and (vi) has owned the Original Note beneficially and of record since the date of its original acquisition from the Company.  The Holder’s legal residence is as specified in Section 5(b).

(d)            All representations, warranties and agreements of each party hereto shall survive the Closing.

4.           Covenants

(a)           Disclosure of Transactions and Other Material Information.  The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, file a Current Report on form 8-K with the SEC disclosing all material terms of the transactions contemplated hereby.  Upon the filing of the Form 8-K, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K.  The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Form 8-K without the express written consent of the Holder.  The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation; provided, however, that Holder understands and consents to the filing of this Agreement and the Exchange Note (and the disclosure of Holder’s name in this Agreement and the Exchange Note) in the Company’s filing on Form 8-K contemplated by this paragraph.

(b)           Reverse Stock Split.   The Company shall not effect a reverse stock split of one or more classes of the Company's Common Stock for at least 90 days following the date hereof.

5.            Miscellaneous

(a)            Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b)           Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or two days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Holder:

Capital Ventures International
c/o Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, CA 94111
Attn:  Martin Kobinger
Fax:  415-403-6525

If to the Company:

Solar Enertech Corp.
444 Castro St., Suite 707
Mountain View, CA94041
Attention: Leo Shi Young
Fax: (815-336-8068

With a copy to

DLA Piper LLP (US)
2000 University Ave
East Palo Alto, CA  94303
Attn:  Eric Wang, Esq.
Fax:  (650) 687-1205

(c)           Most Favored Nation.  In the event that the Company shall pay or issue to any other former holder of any of the other Original Notes (or any of the Series A Convertible Notes or Series C Convertible issued at or around the same time as the Original Note (the “Other Securities”)) or any of the Warrants issued in connection with the Original Notes or the Other Securities (the “Original Warrants”) in consideration of the exchange, amendment or redemption of any thereof on superior terms as that offered to the Holder pursuant to this Agreement (“Alternative Consideration”), the Company shall notify the Holder of such occurrence and for a period of 30 days following receipt of such notice, the Holder shall have the right to exchange the Original Note and its Warrants, as applicable, for the Alternative Consideration.

(d)           Securities Purchase Agreement; Acknowledgment of Warrant Amendment; Warrant Limitations on Exercise. The references to the “Series B Notes” and the covenants contained in Section 4(c), (e), (f), (h), (k), (l), (m), (n) and (o) and Section 9(k), (n) and (o) of the Securities Purchase Agreement, dated March 7, 2007, relating to the issuance of the Original Note shall be deemed to include the Exchange Note. Holder hereby acknowledges and agrees to the effectiveness of the amendment effected on January 7, 2010 of the Holder’s  Series B Warrant to Purchase Common Stock dated March 7, 2007.  Notwithstanding the foregoing, the Company and Holder hereby separately agree to be bound by Section 1(f)(1) from the Original Warrant with respect to exercisability of Holder’s  Series B Warrant to Purchase Common Stock.

(e)           Issuance of Common Stock upon Exercise of Exchange Note or Original Warrant.  Assuming that the Holder has been the sole record and beneficial owner of the Original Note and Original Warrant from its issuance until the closing of the transactions contemplated hereby on the Closing Date and is the sole record and beneficial owner of the Exchange Note and Original Warrant until the applicable date of exercise and there is no intervening change in applicable law, upon conversion of the Exchange Note or cashless exercise of the Original Warrant, the Company will cause the applicable shares of Common Stock to be issued to the Holder without restrictive legend and will not implement any similar impediment to immediate transfer.

(f)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g)           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(h)           Complete Agreement. This Agreement is an integrated agreement containing the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous, and all contemporaneous oral or written negotiations, commitments or understandings.

(i)           Expenses. Except as specifically set forth herein, each party hereto shall bear its own costs and expenses, including, without limitation, attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

SOLAR ENERTECH CORP.

By:	/s/ Leo Young
Name:	Leo Young
Title:	Chairman and Chief Executive Officer

CAPITAL VENTURES INTERNATIONAL

By: Heights Capital Management, Inc., its authorized signatory

/s/ Martin Kobinger
By: Martin Kobinger, Investment Manager

Schedule A

DTC INSTRUCTIONS

Address:   Capital Ventures International c/o Heights Capital Management Inc.
                101 California St.
                Suite 3250
                San Francisco, CA 94111
Broker: Merrill Lynch
Broker Account #: 2US01600
DTC# 5198 (fop)

Contact at Merrill Lynch:
Krista Santangelo-Gough
(212) 670-3447
Krista_Santangelo@ml.com

Exhibit A

Exchange Note